UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

NRG Yield LLC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-203369 (Commission File Number)	32-0407370 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Second Amendment to NRG Yield LLC and NRG Yield Operating LLC Revolving Credit Facility

On February 6, 2018, NRG Yield Operating LLC (“Yield Operating”), as borrower, and NRG Yield LLC (“NYLD LLC”), as guarantor, entered into the Second Amendment to Amended & Restated Credit Agreement (the “Second Amendment”) with certain subsidiaries of Yield Operating party thereto, as guarantors, Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders party thereto, which amended that certain Amended & Restated Credit Agreement, dated as of April 25, 2014, as amended as of June 26, 2015 (the “Existing Credit Agreement”), by and among Yield Operating, NYLD LLC, certain subsidiaries of Yield Operating party thereto, the Administrative Agent, and the lenders and other parties thereto.

As previously announced by NRG Energy, Inc. (“NRG”), on February 6, 2018, NRG entered into a Purchase and Sale Agreement with NRG Repowering Holdings LLC, a wholly owned subsidiary of NRG (“Repowering,” and together with NRG, the “NRG Parties”), and GIP III Zephyr Acquisition Partners, L.P., a subsidiary of Global Infrastructure Management LLC (“GIP”), pursuant to which the NRG Parties have agreed to sell to GIP one hundred percent (100%) of the outstanding membership interests of Zephyr Renewables LLC (the “Company”), a wholly owned subsidiary of Repowering (such sale, the “Transaction”). Prior to consummation of the Transaction, the Company will own (i) one hundred percent (100%) of the Class B shares and one hundred percent (100%) of the Class D shares of NRG Yield, Inc. (“NYLD”) and (ii) one hundred percent (100%) of the Class B membership units and one hundred percent (100%) of the Class D membership units of NYLD LLC.  The Second Amendment modifies the “change of control” provisions of the Existing Credit Agreement to permit the consummation of the Transaction, and also to permit Yield Operating, NYLD LLC and certain subsidiaries of Yield Operating to incur up to $1.5 billion of unsecured indebtedness in order to repurchase or make other required cash payments, in each case if applicable, with respect to Yield Operating’s outstanding senior notes and NYLD’s outstanding convertible notes in connection with the Transaction.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Second Amendment are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document

10.1

Second Amendment to Amended & Restated Credit Agreement, dated as of February 6, 2018, by and among NRG Yield Operating LLC, NRG Yield LLC, the guarantors party thereto, Royal Bank of Canada, as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield LLC
(Registrant)

	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

February 12, 2018